                                                                  EXHIBIT 3.1(d)


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             THE TIMBERLAND COMPANY


         The Timberland Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of The Timberland Company duly adopted resolutions proposing an amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the following proposal approving said amendment be considered at the next annual meeting of the stockholders of said corporation:

         That section 4.1 of the Restated Certificate of Incorporation of this corporation be deleted in its entirety and that there be substituted in lieu thereof a new section 4.1 which shall read in its entirety as follows:

         4.1 Designation and Numbers. The aggregate number of shares that the corporation shall have the authority to issue is 77,000,000. The number of shares of each class and the par value of each share of each class are as follows:

    Name of Class                    Number of Shares                 Par Value
    -------------                    ----------------                 ---------
Preferred Stock                          2,000,000                      $.01
Class A Common Stock                    60,000,000                      $.01
Class B Common Stock                    15,000,000                      $.01

         SECOND: That thereafter, pursuant to the amended By-laws of said corporation the annual meeting of the stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Timberland Company has caused this certificate to be signed by Jeffrey B. Swartz, its President and attested to by Danette Wineberg, Assistant Secretary, this 14th day of June 2000.


                                            THE TIMBERLAND COMPANY


                                            By: /s/ Jeffrey B. Swartz
                                                --------------------------------
                                                Jeffrey B. Swartz
                                                President

ATTEST:


By: /s/ Danette Wineberg
    ---------------------------------
    Danette Wineberg
    Assistant Secretary